UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2005

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia, 30346

(Address of principal executive offices)

Registrant’s telephone number, including area code:   770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On December 15, 2005, CompuCredit Corporation (the “Company”) entered into Warrant Agreements (collectively, the “New Warrant Agreements”) with Merrill Lynch Mortgage Capital Inc. (“Merrill Lynch”) and with OZ Master Fund, Ltd. (“OZ Master Fund”).  The New Warrant Agreements replace the Warrant Agreement dated as of January 30, 2004, between the Company and Merrill Lynch, half of which was sold by Merrill Lynch to OZ Master Fund.

The New Warrant Agreements entitle each of the holders thereof to purchase up to 1,200,000 shares of the Company’s common stock (the “Shares”) at an exercise price of $22.45 per share.  The New Warrant Agreements expire on January 30, 2007.  The holders of the New Warrant Agreements also are entitled to the registration rights with respect to the Shares as described in the Registration Agreement dated as of January 30, 2004, among the Company, Merrill Lynch and the other parties thereto.

Copies of the New Warrant Agreements are filed as Exhibits 4.1 and 4.2 herewith and incorporated by reference herein.

Item 3.03                                             Material Modification to Rights of Security Holders.

The description of the New Warrant Agreements set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01                                             Financial Statements, Pro Forma Financial Information and Exhibits

(d)                                  Exhibits

Exhibit 4.1                                          Warrant Agreement between Merrill Lynch Mortgage Capital Inc. and CompuCredit Corporation.

Exhibit 4.2                                          Warrant Agreement between OZ Master Fund, Ltd. and CompuCredit Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: December 21, 2005	By:	/s/ Richard R. House, Jr.
Richard R. House, Jr.
President

EXHIBIT INDEX

Form 8-K

December 21, 2005

Filed
Exhibit No.	Description	Herewith	By Reference
4.1	Warrant Agreement between CompuCredit Corporation and Merrill Lynch Mortgage Capital Inc.	X

4.2	Warrant Agreement between CompuCredit Corporation and OZ Master Fund, Ltd.	X